UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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ECHO THERAPEUTICS, INC.
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ECHO THERAPEUTICS, INC.
8 Penn Center
1628 JFK Boulevard
Philadelphia, Pennsylvania 19103

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS
To be held on July 13, 2011

To the Shareholders of Echo Therapeutics, Inc.:

Notice is hereby given that the 2011 Annual Meeting of Shareholders (the “Annual Meeting”) of Echo Therapeutics, Inc., a Delaware corporation (the “Company”), will be held at 4:00 p.m., local time, on Wednesday, July 13, 2011, at the Company’s offices located at 8 Penn Center, 1628 JFK Boulevard, Philadelphia, Pennsylvania 19103, to consider and act upon the following proposals:

1. To elect two Class I directors and two Class III directors to the Company’s Board of Directors;

2. To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

3. To transact such other business, if any, as may properly come before the meeting or any adjournments thereof.

The Board of Directors of the Company has no knowledge of any other business to be transacted at the Annual Meeting. Only holders of record of the Company’s common stock, $.01 par value per share, and the Company’s Series B Perpetual Preferred Stock, $.01 par value per share, at the close of business on May 16, 2011 are entitled to notice of the Annual Meeting and only holders of record of the Company’s common stock, $.01 par value per share, are entitled to vote at the Annual Meeting. All shareholders are cordially invited to attend the Annual Meeting in person.

This year we are using the “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this process provides you with a convenient way to access your proxy materials and vote your shares, while at the same time allowing us to reduce the costs of printing and distributing our proxy materials. As a result, you will receive in the mail a notice regarding the availability of proxy materials.  This notice is important because it contains instructions on how to access our proxy statement and 2010 annual report and vote via the Internet. The Notice also contains instructions on how to receive a paper copy of the proxy materials and our 2010 annual report.

To ensure your representation at the Annual Meeting, you are urged to vote by (i) marking, signing and dating your proxy card and returning it in the postage-prepaid envelope, (ii)     if you have received proxy materials electronically or by mail, calling the toll-free number on your proxy card, (iii) visiting the website on your notice of availability of proxy materials or on your proxy card, or (iv) attending the Annual Meeting and voting in person.

You may revoke your proxy in the manner described in the Proxy Statement at any time before it has been voted at the Annual Meeting. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

By Order of the Board of Directors,

Kimberly A. Burke, Secretary
Philadelphia, Pennsylvania

June 1, 2011

ECHO THERAPEUTICS, INC.
8 Penn Center
1628 JFK Boulevard
Philadelphia, Pennsylvania 19103

PROXY STATEMENT

For the 2011 Annual Meeting of Shareholders
To be held on July 13, 2011

General

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Echo Therapeutics, Inc., a Delaware corporation (the “Company”), for use at the Company’s 2011 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 4:00 p.m., local time, on Wednesday, July 13, 2011, at the Company’s offices located at 8 Penn Center, 1628 JFK Boulevard, Philadelphia, Pennsylvania 19103, or at any adjournments thereof.

We are distributing our Notice of Annual Meeting and proxy materials (the “Notice”) using the Notice and Access procedures established by the United States Securities and Exchange Commission.  As a result, you received in the mail the Notice regarding the availability of proxy materials.  This Notice is important because it contains instructions that will allow you to access our proxy materials and vote electronically through the Internet or request printed proxy materials so you may vote by telephone or mail.  Your vote is very important to us.  Whether or not you plan to attend the Annual Meeting, please be sure to vote your shares as soon as possible to ensure your representation at the Annual Meeting.

The Notice is expected to be first sent or given to shareholders commencing on or about June 1, 2011. The Company’s principal executive offices are located at 8 Penn Center, 1628 JFK Boulevard, Philadelphia, Pennsylvania 19103, and its telephone number is 215-717-4100.

Solicitation

The cost of soliciting proxies, including expenses in connection with preparing and mailing the proxy materials, will be borne by the Company. Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of the Company’s common stock, $.01 par value per share (“Common Stock”), held in their names. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of the Company’s common stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. In addition to the original solicitation of proxies by mail, the Company’s directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile, electronic communication and personal interviews.

Record Date, Outstanding Shares and Voting Rights

The Board of Directors has fixed May 16, 2011 as the record date for determining holders of Common Stock who are entitled to vote at the Annual Meeting. As of April 20, 2011, the Company had approximately 34,004,674 shares of Common Stock outstanding and entitled to be voted. Each share of Common Stock entitles the record holder to one vote on each matter to be voted upon at the Annual Meeting. A majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting will constitute a quorum for all matters. Votes withheld, abstentions and broker non-votes shall be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

The affirmative vote of the holders of a plurality of the votes cast at the Annual Meeting is required for the election of the Class 1 and Class III directors (Proposal No. 1). The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy and voting on the matter is required to ratify the appointment of Wolf & Company, P.C. (“Wolf & Company”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal No. 2).

With respect to the election of the directors, assuming a quorum is present, the nominees receiving the highest number of votes cast at the Annual Meeting will be elected. With respect to the ratification of the appointment of Wolf & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, it will be approved if a majority of the shares present in person or by proxy and casting a vote on the proposal vote FOR the proposal. If you mark your proxy as “Withhold Authority” or “Abstain” on any matter, or if you give specific instructions that no vote be cast on any specific matter, the shares represented by your proxy will not be voted on that matter, but will count in determining whether a quorum is present. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so called “broker non-votes”) are also considered in determining whether a quorum is present. Broker non-votes and abstentions will have the same effect as a vote “against” Proposal No. 1, but will not affect the outcome of any other votes.

Follow the instructions on the Notice you received to vote electronically through the Internet or request printed proxy materials so you may vote by telephone or mail.  If you hold your shares through a bank, broker or other nominee, they will give you separate instructions for voting your shares.

Revocability of Proxy and Voting of Shares

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised. The proxy may be revoked by filing with the Secretary of the Company, at the principal executive offices of the Company, located at 8 Penn Center, 1628 JFK Boulevard, Philadelphia, Pennsylvania 19103, an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by attending the Annual Meeting, giving notice of revocation and voting in person. Attendance at the Annual Meeting, by itself, will not constitute revocation of a proxy. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the shareholder’s instructions indicated on the proxy card. If no instructions are indicated, the proxy will be voted:

•	FOR the election of the director nominees named herein;

•	FOR the ratification of the appointment of Wolf & Company as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

•	In accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Annual Meeting or any adjournments thereof.

All shares represented by proxies will be voted in accordance with the shareholders’ instructions, and if no choice is specified, the shares represented by proxies will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting of Shareholders.

The Board of Directors knows of no other matter to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as proxies.

The Board of Directors and its Committees

The Board of Directors is actively engaged in the oversight of the Company and its members routinely interact with management and with each other in the course of performing their duties. Board members receive regular updates from the Company’s senior executives on key financial, operational, contractual and strategic issues and advise the management team on matters within their areas of expertise. The Board met four times during the fiscal year ended December 31, 2010. During the fiscal year ended December 31, 2010, each of the Company’s incumbent directors attended at least 75 percent of the total number of meetings of the Board of Directors and at least 75 percent of the total number of meetings of committees of the Board of Directors on which he served.

Historically, the Company has held a Board of Directors meeting at the time of its annual meeting of shareholders and has requested that its directors attend the annual meeting of shareholders. All of the incumbent directors except Mr. Singh attended the 2010 annual meeting of shareholders in person or by teleconference.

Audit Committee

The Board of Directors has a standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which assists the Board of Directors in fulfilling its responsibilities to the Company’s shareholders concerning the Company’s financial reporting and internal controls, and facilitates open communication among the Audit Committee, Board of Directors, the Company’s independent auditors and management. The Audit Committee currently consists of Mr. Smith, Mr. Enright and Mr. Grieco, each of whom is independent as defined under Nasdaq Stock Market, Inc. (“Nasdaq”) listing standards. Mr. Smith was appointed to the Audit Committee on February 8, 2011 and currently serves as Chair of the Audit Committee. Mr. Enright was appointed to the Audit Committee on March 28, 2008 and Mr. Grieco was appointed to the Audit Committee on February 8, 2011. The Audit Committee met four (4) times during the fiscal year ended December 31, 2010. The Board of Directors has adopted a written charter for the Audit Committee, which is available in the corporate governance section of the Company’s website at www.echotx.com.

The Audit Committee discusses with the Company’s management and the Company’s independent auditors the financial information developed by the Company, the Company’s systems of internal controls and the Company’s audit process. The Audit Committee is solely and directly responsible for appointing, evaluating, retaining and, when necessary, terminating the engagement of the Company’s independent auditors. The independent auditors meet with the Audit Committee (both with and without the presence of the Company’s management) to review and discuss various matters pertaining to the audit, including the Company’s financial statements, the report of the independent auditors on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by the Company. The Audit Committee pre-approves all audit services to be provided to the Company, whether provided by the principal independent auditors or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditors. The Audit Committee coordinates the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of conduct. The Audit Committee is charged with establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. The Audit Committee reviews all related party transactions on an ongoing basis, and all such transactions must be approved by the Audit Committee. The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities.

Nominating and Corporate Governance Committee

The Board of Directors has a Nominating and Corporate Governance Committee (the “Nominating Committee”), which identifies and recommends candidates for election to the Board of Directors, develops and maintains corporate governance policies and procedures applicable to the Company and reviews and advises the Board of Directors on the overall corporate governance of the Company as necessary.  The Nominating Committee currently consists of currently consists of Mr. Enright, Mr. Grieco and Mr. Smith, each of whom is independent as defined under Nasdaq listing standards. Mr. Grieco was appointed to the Nominating Committee on February 8, 2011 and currently serves as Chair of the Nominating Committee. Mr. Enright was appointed to the Nominating Committee on March 28, 2008 and Mr. Smith was appointed to the Nominating Committee on February 8, 2011.  During 2010, the Nominating Committee met once. The Board of Directors has adopted a written charter for the Nominating Committee, which is available in the corporate governance section of the Company’s website at www.echotx.com.

In recommending candidates for election to the Board of Directors, the Nominating Committee considers nominees recommended by directors, officers, employees, shareholders and others, using the same criteria to evaluate all candidates. The Nominating Committee reviews each candidate’s qualifications, including whether a candidate possesses any of the specific qualities and skills desirable in certain members of the Board of Directors. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nominating Committee would recommend the candidate for consideration by the full Board of Directors. The Nominating Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

All nominees for the Board of Directors must have a reputation for integrity, honesty and adherence to high ethical standards, as well as demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company. Nominees must be willing and able to contribute positively to the decision-making process of the Company. In addition, nominees should have the interest and ability to understand the sometimes conflicting interests of the various constituencies of the Company, which include shareholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all the shareholders. The Nominating Committee takes into account the background of each Director and nominee in areas such as business, financial and legal expertise, government regulation and science and strives to create and maintain a Board of Directors that is diverse as to age, gender, ethnic background and experience. In addition, the Nominating Committee considers whether a particular Director or nominee has specific skills or attributes that may qualify him or her for service on a particular Board committee. Finally, the Nominating Committee annually reviews the independence of each Board member to ensure that a majority of the Board of Directors is independent.

The Nominating Committee will consider nominees for the Board of Directors recommended by shareholders. Shareholders wishing to propose director candidates for consideration by the Nominating Committee may do so by writing to the Secretary of the Company and providing information regarding such candidate, including the candidate’s name, biographical data and qualifications. The Nominating Committee screens all potential candidates in the same manner regardless of the source of the recommendation.

Compensation Committee

The Board of Directors has a Compensation Committee, which generally assists the Board of Directors with respect to matters involving the compensation of the Company’s directors and executive officers. The Compensation Committee currently consists of Mr. Enright, Mr. Grieco and Mr. Smith, each of whom is independent as defined under Nasdaq listing standards. Mr. Enright was appointed to the Compensation Committee on March 28, 2008 and currently serves as Chair of the Compensation Committee. Mr. Grieco and Mr. Smith were appointed to the Audit Committee on February 8, 2011.  The Board of Directors has adopted a written charter for the Compensation Committee, which is available in the corporate governance section of the Company’s website at www.echotx.com. During 2010, the Compensation Committee met once.

The responsibilities of the Compensation Committee include determining salaries and other forms of compensation for the chief executive officer and the other executive officers of the Company, reviewing and making recommendations to the Board of Directors with respect to director compensation, periodically reviewing and making recommendations to the Board with respect to the design and operation of incentive compensation and equity-based plans and generally administering the Company’s equity-based incentive plans. The Compensation Committee is primarily responsible for considering and determining executive and director compensation. The Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate under the circumstances. The Compensation Committee has the authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive officer compensation; however, the Compensation Committee did not engage the services of any compensation consultants in determining or recommending the amount or form of executive and director compensation for the fiscal year ended December 31, 2010.  In February 2011, the Compensation Committee engaged a compensation consultant to evaluate executive officer and director compensation.

In addition, to the extent permitted by applicable law and the provisions of a given equity-based incentive plan, the Compensation Committee may delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to such plan to consultants to the Company, employees of the Company or any subsidiary of the Company who are not directors or executive officers of the Company. Historically, the chief executive officer, in consultation with the Compensation Committee and within certain per-person and per-year limits established by the Compensation Committee, has been authorized to make limited stock option grants and other stock awards to employees, non-executive officers and consultants of the Company.

The Company’s chief executive officer generally makes recommendations to the Compensation Committee regarding the compensation of other executive officers. In addition, the chief executive officer is often invited to attend Compensation Committee meetings and participates in discussions regarding the compensation of other executive officers, but the Compensation Committee ultimately approves the compensation of all executive officers. Other than making recommendations and participating in discussions regarding the compensation of other executive officers, the Company’s chief executive officer generally does not play a role in determining the amount or form of executive compensation. Except for the participation by the chief executive officer in meetings regarding the compensation of other executive officers, the Compensation Committee meets without the presence of executive officers when approving or deliberating on executive officer compensation. The chief executive officer does not make proposals or recommendations regarding his own compensation.

Walter W. Witoshkin, who served as Chairman of the Company’s Audit Committee during 2010 and served on the Nominating Committee and Compensation Committee during 2010, was also independent as defined under applicable Nasdaq listing standards.

Board Structure

Patrick T. Mooney serves as both the Chairman of the Board and the Chief Executive Officer of the Company. Dr. Mooney is intimately familiar with the Company’s business and his direct involvement in the Company’s operations puts him in the best position to effectively identify strategic priorities, lead discussions of the Board of Directors and define the Company’s short- and long-term strategic objectives with respect to capital and operational requirements. Given the current regulatory and capital market environment, the Board believes that having one leader serving as both the Chairman and Chief Executive Officer is ideal for the Company at this time as it provides consistent, decisive and effective leadership.

While the Company currently does not have a lead independent director, the Company’s Bylaws permit the Board to change its structure should that be deemed appropriate and in the best interest of the Company and its shareholders. The Company’s independent directors routinely interact with executive management and they bring a wide variety of industry experience, oversight and expertise from outside the Company. In addition, all of the Board’s key Committees — Audit, Compensation, and Nominating and Corporate

Governance — are comprised entirely of independent directors. The Board believes that these factors provide the appropriate balance between the authority of those individuals who oversee the Company and those who manage it on a daily basis.

The Board’s Role in Risk Oversight

One of the Board’s primary responsibilities is reviewing the Company’s strategic plans and objectives, including the Company’s principal risk exposures. The Audit Committee assists the Board in overseeing and monitoring the Company’s actual and potential legal and financial risks, determining management’s response to these risks and developing and implementing strategies for risk mitigation. Each of the Board’s key committees — Audit, Compensation, and Nominating and Corporate Governance — is responsible for overseeing and for recommending guidelines and policies governing their respective areas of responsibility. In consultation with the Company’s management team and outside advisors, the Board also considers specific areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputation risks.

Communication with the Board of Directors

Shareholders may send written communications for the Board of Directors to the attention of the Secretary, 8 Penn Center, 1628 JFK Boulevard, Philadelphia, PA 19103. Any such communication should clearly indicate that it is intended for the Board of Directors and any communication intended for a particular Board member or committee should clearly state the intended recipient. All such communications will be relayed accordingly, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material.

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Company’s common stock, as of April 20, 2011 (except as otherwise provided below) by the following individuals or entities: (i) each shareholder known to us to beneficially own more than 5% of the outstanding shares of the Company’s common stock; (ii) the Chief Executive Officer and the two most highly compensated executive officers other than the Chief Executive Officer (the “Named Executive Officers”); (iii) each director; and (iv) current executive officers and directors, as a group.

Beneficial ownership is determined in accordance with Securities and Exchange Commission (“SEC”) rules and includes voting and investment power with respect to the shares. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire currently or within 60 days after April 20, 2011 through the exercise of any stock option or other right, including upon the exercise of warrants to purchase shares of Common Stock and the conversion of preferred stock into Common Stock. Such shares are deemed outstanding for computing the percentage ownership of the person holding such options or rights, but are not deemed outstanding for computing the percentage ownership of any other person. As of April 20, 2011, there were issued and outstanding 34,004,674 shares of Common Stock.

	Amount and Nature of Beneficial Ownership of
	Common Stock as of April 20, 2011
Name and Address of Beneficial Owner	Number of Shares (2)	Percentage of Class

Beneficial Owners:
Allen Cato, M.D., Ph.D.	3,787,519 (3)	10.12%
Cato Holding Company
4364 South Alston Avenue
Durham, North Carolina 27713

Platinum — Montaur Life Sciences, LLC	5,969,062(4)	9.99%
152 West 57th Street, 54th Floor
New York, NY 10019

MKM Opportunity Master Fund, Ltd.	1,976,789(5)	5.49%
MKM Capital Advisors, LLC
David Skriloff
644 Broadway, 4th Floor
New York NY 10012

	Amount and Nature of Beneficial Ownership of
	Common Stock as of April 20, 2011
Name and Address of Beneficial Owner (1)	Number of Shares (2)		Percentage of Class

Directors and Executive Officers:
Vincent D. Enright	200,000	(6)	*
William F. Grieco	320,000	(7)	*
Harry G. Mitchell	992,687	(8)	2.84%
Patrick T. Mooney, M.D.	2,200,907	(9)	6.08%
Shawn K. Singh, J.D	1,225,907	(10)	3.48%
James F. Smith	27,000		*
All directors and executive officers as a group (6 persons)	4,966,501		2.38%

____________

*           Less than one percent.

(1)	The address for each individual is c/o Echo Therapeutics, Inc., 8 Penn Center, 1628 JFK Boulevard, Philadelphia, PA 19103.

(2)	The persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted in the footnotes below.

(3)
Based on a Schedule 13D filed with the SEC on September 24, 2007, information regarding the December 31, 2008 conversion into common stock of certain amounts payable by the Company to Cato Research Ltd., an affiliate of Cato Holding Company, and information regarding the sale of 500,000 shares in June 2009. Includes 113,389 shares of common stock held by Allen Cato, M.D., Ph.D. directly and 3,674,130 shares of common stock held by Cato Holding Company.

(4)
Based on information provided in a Schedule 13G filed with the SEC on December 31, 2010. Consists of (i) 1,805,016 shares that may be acquired by Platinum-Montaur Life Sciences, LLC (“Montaur”) upon conversion of Preferred Stock, (ii) 3,113,084 shares that may be acquired by Platinum Long Term Growth VII, LLC (“Platinum”) upon conversion of Preferred Stock, and (iii) 1,050,962 shares held by Platinum Partners Value Arbitrage Fund LP.  This amount excludes (i) 1,200,085 shares held by Platinum that may be acquired upon the exercise of warrants, and (ii) 850,000 shares held by Montaur that may be acquired upon the exercise of warrants. The warrants and Preferred Stock provide a limitation on exercise such that the number of shares of Common Stock that may be acquired by the holder upon exercise or conversion is limited to the extent necessary to ensure that, following such exercise or conversion, the total number of shares of Common Stock then beneficially owned by the holder does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise or conversion) without providing the Company with 61 days’ prior notice of thereof.

(5)
Based on information provided in a Schedule 13D filed with the SEC on November 5, 2010. Consists of 1,976,789 shares held by MKM Opportunity Master Fund, Ltd. (“MKM”).  This amount excludes 800,000 shares that may be acquired by MKM upon the exercise of warrants.  The warrants provide a limitation on exercise such that the number of shares of Common Stock that may be acquired by the holder upon exercise is limited to the extent necessary to ensure that, following such exercise, the total number of shares of Common Stock then beneficially owned by the holder does not exceed 9.99% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise) without providing the Company with 61 days’ prior notice of thereof.

(6)	Represents 100,000 shares that may be acquired by Mr. Enright within 60 days upon the exercise of stock options.

(7)	Includes 150,000 shares that may be acquired by Mr. Grieco within 60 days upon exercise of warrants.

(8)	Includes 475,000 shares that may be acquired by Mr. Mitchell within 60 days upon the exercise of stock options and 1,500 shares that may be acquired within 60 days upon exercise of warrants.

(9)	Includes 500,000 shares that may be acquired by Dr. Mooney within 60 days upon the exercise of stock options.

(10)	Includes 500,000 shares that may be acquired by Mr. Singh within 60 days upon the exercise of stock options.

PROPOSAL 1

 ELECTION OF DIRECTORS

The Board of Directors is currently fixed at five directors divided into three classes with staggered terms for each class. As of April 20, 2011 the Company has five directors, two of whom are Class I directors whose terms expire in 2013, one of whom is a Class II director whose term expires in 2012 and one of whom is a Class III director whose term expires in 2011. Mr. Grieco and Mr. Smith were appointed by the Board as members of the Board of Directors on February 8, 2011 to fill vacancies on the Board.  In accordance with the Company’s Bylaws, Mr. Grieco and Mr. Smith are being presented to the shareholders as candidates for election to the Board at the first annual shareholder meeting following their appointment as members of the Board of Directors.

As set forth in the following table, the Board of Directors has nominated and recommended William F. Grieco and James F. Smith for election to the Board of Directors as Class I directors for a term of one year and Patrick T. Mooney and Shawn K. Singh for election to the Board of Directors as Class III directors for a term of three years. Each Class I and Class III director will hold office until a successor has been duly elected and qualified or until his earlier death, resignation or removal. Dr. Mooney and Mr. Grieco  are currently serving as Class I directors of the Company, Mr. Smith is currently serving as a Class II director of the Company, and Mr. Singh is currently serving as a Class III director of the Company. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for the nominees will be voted FOR the election of each nominee. The Board of Directors has no reason to believe that any nominees will be unable or unwilling to serve, but if such should be the case, the proxies may be voted for the election of one or more substitute nominees.

Name and Year Director First Became a Director	Position(s) with the Company
Patrick T. Mooney (2007)	Chief Executive Officer, President and Chairman of the Board of Directors
William F. Grieco (2011)	Director
Shawn K. Singh (2007)	Director
James F. Smith (2011)	Director

* * * *

The Board of Directors unanimously recommends a vote “FOR” the nominees listed above.

Directors and Executive Officers

The current directors and executive officers of the Company are as follows:

Name	Age	Position(s) with the Company
Vincent D. Enright (2008)(1)(2)(3)	67	Director
William F. Grieco (2011)(1)(2)(3)	57	Director
Harry G. Mitchell (2006)	60	Chief Operating Officer, Chief Financial Officer, Treasurer and Assistant Secretary
Patrick T. Mooney, M.D. (2007)	43	Chief Executive Officer, President and Chairman of the Board of Directors
Shawn K. Singh, J.D. (2007)	48	Director
James F. Smith (2011)(1)(2)(3)	61	Director
____________

(1)	Member of Audit Committee of the Board of Directors.

(2)	Member of Compensation Committee of the Board of Directors.

(3)	Member of Nominating and Corporate Governance Committee of the Board of Directors.

Set forth below is a biographical description of each director and executive officer of the Company based on information supplied by each of them.

Mr. Enright was appointed to the Board of Directors in March 2008 and his current term of office expires in 2013. Mr. Enright currently serves as a director of and Chairman of the Audit Committee for certain funds managed by Gabelli Funds, LLC, a mutual fund manager, positions he has held since 1991. Mr. Enright served as Senior Vice President and Chief Financial Officer of KeySpan Corporation, a NYSE public utility company, from 1994 to 1998. He previously served as a director of Aphton Corporation, a biopharmaceutical company, from September 2004 through November 2006 (Nasdaq: APHT). Mr. Enright holds a B.S. degree in Accounting from Fordham. Mr. Enright’s significant financial expertise, including his experience as Chief Financial Officer and Chairman of the Audit Committee at public companies, and his prior experience as a director of a public pharmaceutical company make him an integral member of the Board of Directors.

William G. Grieco was appointed to the Board of Directors in February 2011 and his current term expires in 2012.  He has served as a Director of PHC, Inc. since February 1997. Since 2008, Mr. Grieco has served as the Managing Director of Arcadia Strategies, LLC, a legal and business consulting organization servicing healthcare, science and technology companies. From 2003 to 2008 he served as Senior Vice President and General Counsel of American Science and Engineering, Inc., an x-ray inspection technology company. From 2001 to 2002, he served as Seni0r Vice President and General Counsel of IDX Systems Corporation, a healthcare information technology company. Previously, from 1995 to 1999, he was Senior Vice President and General Counsel for Fresenius Medical Care North America, a dialysis products and services company. Prior to that, Mr. Grieco was a partner at Choate, Hall & Stewart, a general service law firm. Mr. Grieco received a B.S. from Boston College in 1975, an M.S. in Health Policy and Management from Harvard University in 1978 and a J.D. from Boston College Law School in 1981. The Board determined that Mr. Grieco's legal and hea1thcare expertise, senior management and business experience, and his education and training make him a well-qualified addition to the Company’s Board and provide the Board with valuable expertise in the healthcare technology arena as it moves forward.

The Company appointed Mr. Mitchell as its Chief Operating Officer, Chief Financial Officer, and Treasurer in September 2007 and his current term of office expires in 2011. Mr. Mitchell served as the Company’s Interim Chief Financial Officer from June 2006 until September 2006, at which time he was appointed the Company’s full-time Vice President of Finance, Chief Financial Officer and Treasurer. In December 2006, Mr. Mitchell was appointed Chief Financial Officer on a part-time consulting basis and in January 2007, Mr. Mitchell was also appointed Interim Chief Executive Officer on a part-time consulting basis. On January 16, 2007, Mr. Mitchell was hired as an employee of the Company to serve as Interim Chief Executive Officer, in which capacity he served until September 2007. From 2004 until June 2006, Mr. Mitchell served as President and Chief Executive Officer of MedTech Advances, Inc., a privately-held diabetes medical device company, and provided financial and other consulting services to several other corporations. From 1999 to 2004, Mr. Mitchell was Senior Vice President, Chief Financial Officer and Treasurer of Boston Medical Technologies, Inc., a privately-held diabetes medical device company. Mr. Mitchell has served on the Board of Directors of Reflectance Medical, a company developing medical device technology for critically ill patients, since February 2011.  Mr. Mitchell is a member of the American Institute of Certified Public Accountants and the Massachusetts Society of Certified Public Accountants. In addition to his institutional knowledge as a long-term member of the Company’s executive management team, Mr. Mitchell’s financial expertise and significant senior executive management experience in the diabetes medical device industry make him a key part of the Company’s executive management team.

The Company engaged Dr. Mooney as its Chief Executive Officer in September 2007 and as its President in June 2009. In January 2008, Dr. Mooney was appointed Chairman of the Board of Directors. Dr. Mooney’s current term of office as Chief Executive Officer, President and Chairman of the Board of Directors expires in 2011 and his term as a director expires in 2012. Dr. Mooney previously served as President, Chief Executive Officer and Director of Echo Therapeutics, Inc. (a privately-held company prior to its merger with Sontra Medical Corporation) from September 2006 to September 2007. Prior to joining Echo Therapeutics, Inc., Dr. Mooney was President, Chief Executive Officer and Chairman of Aphton Corporation (Nasdaq: APHT), a biopharmaceutical company, from January 2004 to November 2006. Dr. Mooney served as Senior Biotechnology Analyst at Thomas Weisel Partners, LLC, a full service merchant banking firm, and as Senior Biotechnology Analyst at Janney Montgomery Scott, LLC, a full services investment banking firm. He graduated from the Jefferson Medical College of Thomas Jefferson University and trained as a surgical resident at Thomas Jefferson University Hospital. From June to September 2010, Dr. Mooney was a member of the Board of Directors of Quantrx Biomedical Corporation, a healthcare diagnostics company.  Dr. Mooney’s knowledge of the capital markets, his experience as the Chief Executive Officer and Chief Medical Officer of Aphton, and his medical training provide invaluable expertise to the Company’s Board and executive management team in matters regarding the Company’s operations, product development, capital requirements and strategic direction.

Mr. Singh has served as a director of the Company since September 2007 and his current term expires in 2011. He was the Company’s President (part-time) from September 2007 until June 2009, at which time he elected to increase his focus on business interests related his then concurrent part-time roles at Cato BioVentures, a life sciences venture capital firm, and VistaGen Therapeutics, Inc., a stem cell technology company focused on drug rescue and development. Mr. Singh currently provides strategic consulting services to the Company on an as-needed basis. From November 2004 to September 2007, Mr. Singh was a Director and

member of the executive management team of Echo Therapeutics, Inc. (a privately-held company prior to its merger with Sontra Medical Corporation), including roles as President from November 2004 to September 2006 and Chairman of the Board from September 2006 to September 2007. Mr. Singh currently serves as the Chief Executive Officer of VistaGen Therapeutics, a position he has held since August 2009. He joined VistaGen’s Board of Directors in 2000 and its senior management team (part-time) in 2003 following VistaGen’s acquisition of Artemis Neuroscience, of which he was President. Mr. Singh served as VistaGen’s President (part-time) from 2008 to August 2009 and as its Chief Operating Officer (part-time) from 2003 to 2008. From February 2001 to August 2009, Mr. Singh was Managing Principal and Chief Operating Officer of Cato BioVentures and Chief Business Officer and General Counsel of Cato Research, a global CRO affiliated with Cato BioVentures. From November 2004 through August 2009, Mr. Singh also served as Chief Executive Officer (part-time) and a director of Hemodynamic Therapeutics, a private company focused on heart disease. From late-2000 to February 2001, Mr. Singh was the Managing Director of Start-Up Law, a management consulting firm serving early-stage biotechnology companies. From 1993 to 2000, Mr. Singh was Chief Business Officer of SciClone Pharmaceuticals (Nasdaq: SCLN). Mr. Singh also served as a corporate finance associate with Morrison & Foerster LLP, an international law firm, from 1991 to 1993. Mr. Singh is a member of the State Bar of California. Mr. Singh’s management, legal, and venture capital expertise, knowledge of strategic partnering and planning and mergers and acquisitions, and 20 years of experience working with both public and private biotechnology and pharmaceutical companies, provide invaluable expertise to our Board in matters regarding the Company’s strategic partnering and planning activities, including product development and corporate finance matters, and risk management.

James F. Smith was appointed to the Board of Directors in February 2011 and his current term expires in 2013.  Since October 2007, Mr. Smith has served as Vice President and Chief Financial Officer of Orchid Cellmark (Nasdaq: ORCH), a leading international provider of DNA testing services primarily for forensic and family relationship applications. From August 2004 to November 2006, Mr. Smith served as Vice President and Chief Financial Officer of Aphton Corporation (Nasdaq: APHT).  Mr. Smith’s extensive financial management expertise and his experience with all aspects of finance, including control, financial reporting, tax, treasury, and merger and acquisitions, primarily in the healthcare industry, make him uniquely qualified to serve on the Company’s Board and as the Chairman of the Audit Committee.

As noted above, Dr. Patrick Mooney, the Company’s current Chairman of the Board of Directors and its Chief Executive Officer and President, formerly served as the President and Chief Executive Officer of Aphton Corporation. During his tenure there, on May 23, 2006, Aphton Corporation declared bankruptcy under Chapter 11 of the United States Bankruptcy Code. At the time the bankruptcy was declared, James F. Smith, another director of the Company, was the Chief Financial Officer of Aphton Corporation.

Independence of Members of Board of Directors

The Board of Directors has determined that each of Messrs. Vincent D. Enright, William F. Grieco and James F. Smith, constituting three of the five directors of the Company, satisfies the criteria for being an “independent director” under Nasdaq listing standards and has no material relationship with the Company other than by virtue of service on the Board of Directors.

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has appointed Wolf & Company, P.C., an independent registered public accounting firm, to audit the Company’s consolidated financial statements for the fiscal year ending December 31, 2011, and recommends that the shareholders vote for ratification of such appointment. If the shareholders do not ratify the selection of Wolf & Company as the Company’s independent registered public accounting firm, then the selection of such independent auditors will be reconsidered by the Audit Committee. A representative of Wolf & Company, which served as the Company’s independent auditors in the fiscal year ended December 31, 2010, is expected to be present at the Annual Meeting to be available to respond to appropriate questions from shareholders and to make a statement if he or she desires to do so.

* * * *

The Board of Directors unanimously recommends that the shareholders vote FOR the ratification of Wolf & Company, P.C. to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

ADDITIONAL INFORMATION

Executive Compensation

Summary Compensation

The following table provides certain summary information with respect to the compensation earned by each of the Named Executive Officers for the fiscal years ended December 31, 2010 and 2009.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Awards ($)		Total ($)
Patrick T. Mooney, M.D.	2010	300,000	100,000	—		400,000
Chief Executive Officer, President	2009	300,000	—	627,500	(1)	927,500
Harry G. Mitchell	2010	250,000	25,000	—		275,000
Chief Operating Officer and Chief Financial Officer	2009	250,000	—	297,500	(1)	547,500
____________

(1)
During 2009, the Company granted restricted stock to Dr. Mooney and Mr. Mitchell and the grants were recorded at fair value at time of grant.  The restricted shares shall vest upon the first to occur of (i) FDA approval of the Company’s Symphony tCGM System; or (ii) the sale of all or substantially all of the assets of the Company or all or substantially all of the outstanding capital stock of the Company in exchange for liquid proceeds, which was defined as (a) cash; (b) securities which can be sold immediately on NYSE or NASDAQ; (c) securities which are or will be registered such that they can be sold upon on NYSE or NASDAQ upon termination of a lock-up period not to exceed one hundred eighty (180) days; or (d) or a combination of cash and the foregoing securities.

Stock Option and Incentive Plans

In March 2003, the Board of Directors adopted the 2003 Stock Option and Incentive Plan (the “2003 Plan”). The 2003 Plan was approved by the shareholders in May 2003. Pursuant to the 2003 Plan, the Board of Directors (or committees and/or executive officers delegated by the Board) may grant incentive and nonqualified stock options, restricted stock and other stock-based awards to the Company’s employees, officers, directors, consultants and advisors.

In March 2008, the Board of Directors adopted the Echo Therapeutics, Inc. 2008 Equity Incentive Plan (the “2008 Plan”) and, in May 2008, the Company’s shareholders approved the 2008 Plan. The Board of Directors and the Company’s shareholders approved amendments to the Plan effective as of May 2009 and July 2010 to increase the number of authorized shares under the 2008 Plan. Pursuant to the 2008 Plan, the Board of Directors (or committees and/or executive officers delegated by the Board) may grant incentive stock options to employees and nonqualified stock options and restricted stock to Company employees, consultants and non-employee directors. Vesting provisions vary for stock options granted under the 2003 Plan and the 2008 Plan.

Options granted prior to September 14, 2007 generally vest 25% on the first anniversary of the vesting start date and 2.5% monthly thereafter. Options granted on or after September 14, 2007 generally vest one-third immediately, one-third on the first anniversary of the vesting start date and one-third on the second anniversary of the vesting start date; however, certain options are allowed accelerated vesting or are based on milestone accomplishments of the grantee. Vested options expire ten years after the date of grant. The Company’s policy is to grant employee and director stock options with an exercise price equal to the fair value of the Company’s common stock at the date of grant.

Restricted stock is issued on the date of grant, but remains subject to forfeiture until completely vested. For restricted stock granted prior to September 14, 2007, restrictions lapse as to 25% of the shares per year on each of the first four anniversaries of the grant date. Vesting provisions for restricted stock granted on September 14, 2007 or after vary.

Named Executive Officer Employment Agreements

The Company entered into an employment agreement with each of Dr. Mooney and Mr. Mitchell (each, an “Employee”) as of September 14, 2007. The employment agreements became effective as of the effective time of the merger.

In accordance with the Company’s employment agreement with Dr. Mooney, Dr. Mooney serves as the Chief Executive Officer of the Company at an annual salary of $300,000. He also received an initial bonus of $145,000 in connection with his appointment. He is eligible to receive performance bonuses, which are determined in the sole discretion of the Board of Directors. Additionally, the Company granted Dr. Mooney non-qualified stock options to purchase 500,000 shares of Common Stock at an exercise price of $2.39 per share. These non-qualified stock options were cancelled by the Compensation Committee on February 20, 2009.

In accordance with the Company’s employment agreement with Mr. Mitchell, Mr. Mitchell serves as Chief Operating Officer and Chief Financial Officer of the Company at an annual salary of $250,000. He is eligible to receive performance bonuses, which are provided in the sole discretion of the Board of Directors. The Company granted him non-qualified options to purchase 250,000 shares of Common Stock at an exercise price of $2.39 per share. These non-qualified stock options were cancelled by the Compensation Committee on February 20, 2009.

Each of the employment agreements has an initial two year term commencing on September 14, 2007 and is automatically extended for one year unless a party gives 90 days notice prior to the expiration of the term. Each Employee is subject to standard confidentiality provisions.

Upon the death or disability of the Employee or termination of the Employee for cause, the Company is obligated to pay amounts accrued as of the date of death or disability or termination for cause. If the Employee is terminated without cause or the Employee terminates for good reason, the Company must pay all amounts accrued under the employment agreement, basic compensation and a lump sum cash payment equal to a bonus amount based on the average of the performance bonuses paid to the Employee with respect to the Company’s two most recent fiscal years. In addition, all outstanding stock grants will immediately vest. If a change in control of the Company occurs and the Employee is terminated for any reason other than for cause or death or disability, the Company must pay the Employee an amount equal to two times base salary and bonus amount. Except for termination for Cause, in the event the Employee is terminated for any reason, the Employee is entitled to medical benefits coverage for him, his spouse and dependents for 12 months following termination.

Outstanding Equity Awards at Fiscal Year-End

	Stock Options				Restricted Stock
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)		Option Expiration Date	Number of shares that have not vested		Market Value of shares that have not vested
Patrick T. Mooney, M.D.	500,000	0.55	(1)	12/22/17(1)
					350,000	(5)	$560,000
					375,000	(5)	$600,000
Harry G. Mitchell	150,000	0.21		1/2/17(2)
	25,000	1.54		3/13/17(3)
	300,000	0.55	(4)	12/22/17(4)
					175,000	(5)	$280,000
					175,000	(5)	$280,000
____________

(1)
The Company granted the executive options to purchase 500,000 shares of Common Stock on December 22, 2007, all of which had vested as of April 20, 2011. On February 20, 2009, the Compensation Committee changed the exercise price of these non-qualified stock options from $1.39 per share to $.55 per share.

(2)	The Company granted the executive options to purchase 150,000 shares of Common Stock on January 2, 2007, all of which had vested as of April 20, 2011.

(3)	The Company granted the executive options to purchase 25,000 shares of Common Stock on March 13, 2007. All options vested on the date of grant.

(4)
The Company granted the executive options to purchase 300,000 shares of Common Stock on December 22, 2007, all of which had vested as of April 20, 2011. On February 20, 2009, the Compensation Committee of the Board of Directors changed the exercise price of these non-qualified stock options from $1.39 per share to $.55 per share.

(5)
The restricted shares shall vest upon the first to occur of (i) FDA approval of the Company’s Symphony tCGM System; or (ii) the sale of all or substantially all of the assets of the Company or all or substantially all of the outstanding capital stock of the Company in exchange for liquid proceeds, which was defined as (a) cash; (b) securities which can be sold immediately on NYSE or NASDAQ; (c) securities which are or will be registered such that they can be sold upon on NYSE or NASDAQ upon termination of a lock-up period not to exceed one hundred eighty (180) days; or (d) or a combination of cash and the foregoing securities.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	All Other Compensation ($)		Total ($)
Walter W. Witoshkin	8,500	—		8,500
Vincent D. Enright	5,000	—		5,000
Shawn K. Singh	—	50,000	(1)	50,000
____________

(1)
The Company entered into a Strategic Consulting Services Agreement with Mr. Singh as of June 19, 2009 pursuant to which he provides strategic business consulting services and advice to the Company for a fee of $50,000 per year.

The following summarizes the aggregate number of stock options outstanding at fiscal year end for each director: Vincent D. Enright — 100,000, Shawn K. Singh — 500,000, and Walter W. Witoshkin — 325,000.

In 2010, directors who were neither employees nor consultants of the Company received cash compensation of $2,500 per in-person Board of Directors meeting attended and $500 per teleconference meeting attended. Committee members received cash compensation of $2,500 per in-person committee meeting attended that falls on a date other than the date of a Board meeting and $500 per teleconference meeting attended. The committee chairman received cash compensation of $1,500 per committee meeting (both in-person and via teleconference) attended that falls on a date other than the date of a Board meeting. A non-employee Chairman of the Board also received cash compensation of $2,500 per month. Currently, Messrs. Enright, Grieco and Smith are non-employee, non-consultant directors and during 2010, Mr. Witoshkin was a non-employee, non-consultant director. During the fiscal year ending December 31, 2011, the Company anticipates that a director who is neither an employee nor a consultant of the Company will receive cash compensation of $3,000 per meeting or $500 per conference call. All directors will be reimbursed for reasonable out-of-pocket expenses incurred in attending Board of Director and committee meetings in 2011.

Equity Compensation Plans

The following table summarizes the Company’s equity compensation plans as of December 31, 2010:

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by shareholders	1,379,031	$1.03	5,089,690
Equity compensation plans not approved by shareholders	1,650,000	$0.73	0
Total	3,029,031	$0.87	5,089,690

Compensation Policies and Practices

The Company strives to provide a compensation package that motivates its executives to achieve short-term and long-term strategic, operational and product development goals, while at the same time attracting and retaining a talented management team.

We seek to align our management team’s interests with those of our shareholders by using equity-based long-term incentive awards. These awards generally consist of either stock options or shares of restricted stock that vest over time or upon achievement of a milestone, such as product approval. Equity-based incentive awards serve not only as a retention tool but also as a means to encourage enhanced performance of our common stock since executives obtain the opportunity for financial rewards as our stock price increases. In addition, management is motivated to achieve product development and operating objectives through those components of our compensation program that reward the achievement of pre-determined performance objectives in areas that the Board of Directors believes are critical to the Company’s success.

We endeavor to attract and retain talented executives by offering compensation packages that we believe are competitive in relation to similar positions at comparable companies and by ensuring retention through time-vested equity-based incentive awards. We do this by using compensation survey data for the relevant position and ensuring that the various elements of compensation for the position present an appropriate mix for the position.

The Company’s executive compensation program is comprised of the following components:

Base Salary.  Base salary is derived from competitive market data such as compensation surveys and compensation information obtained in connection with the Company’s recruitment of new executives. Our objective is to pay competitive base salaries in order to attract and retain talented executives. Increases in base salary are used to reward performance and/or to address changes in the market with respect to the competitive salary for a particular position.

Annual Incentive Program.  Annual bonus opportunities for our management team are designed to reward both overall performance and the achievement of specific goals and to provide market competitive compensation opportunities.

Long-Term Incentive Program.  Time-vested equity compensation, primarily in the form of stock options and restricted stock, are intended to reward performance, serve as a retention tool, align the interests of management with those of shareholders and provide competitive compensation opportunities. Individual awards granted by the Compensation Committee are determined with input from the Chairman of the Board and Chief Executive Officer with respect to executives other than himself.

Benefits and Perquisites.  We provide executives with generally the same benefits as those provided to all other salaried employees, such as health and dental insurance, life insurance, and short- and long-term disability insurance. In addition, we also provide certain executives, including the named executive officers, with a car allowance for business use.

Independent Registered Public Accounting Firm

The following is a summary of the fees billed to the Company by Wolf & Company, the Company’s independent registered public accounting firm, for professional services rendered for the fiscal years ended December 31, 2010 and 2009:

Fee Category	Fiscal 2010	Fiscal 2009
Audit Fees	$92,307	$88,674
Audit-Related Fees	4,900	7,900
Tax Fees	0	0
All Other Fees	0	3,845
Total Fees	$97,207	$100,419

Audit Fees.  Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Wolf & Company in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services consist of the provision of consents in connection with the Company’s registration statements filed under the Securities Act of 1933, as amended.

All Other Fees.  Consists of fees billed to the Company by Wolf & Company for products and services other than the services reported above. These services consist of guidance on documentation requirements related to compliance with the Sarbanes-Oxley Act of 2002, and other financial reporting matters.

Audit Committee Policy on Pre-Approval of Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Audit Committee Financial Expert

The Board of Directors has determined that each of Vincent D. Enright and James F. Smith is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Mr. Enright and Mr. Smith are independent as defined under Nasdaq listing standards.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2010 with the Company’s management. The Audit Committee has discussed with Wolf & Company, P.C., the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. The Audit Committee has received the written disclosures and the letter from Wolf & Company required by applicable requirements of the Public Company Accounting Oversight Board regarding Wolf and Company’s communications with the Audit Committee concerning independence and has discussed with Wolf & Company its independence. The Audit Committee also considered whether Wolf & Company’s provision of non-audit services to the Company is compatible with maintaining Wolf & Company’s independence. Based on the review and discussions described above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

AUDIT COMMITTEE

James F. Smith, Chairman
Vincent D. Enright
William F. Grieco

The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of the Company’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management.  Based on such review and discussions described above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Vincent D. Enright, Chairman
William F. Grieco
James F. Smith

The information contained in the foregoing report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference into any of the Company’s previous or future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent specifically incorporated by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

Compensation Committee Interlocks and Insider Participation

From June to September 2010, Dr. Mooney was a member of the Board of Directors of Quantrx Biomedical Corporation, a healthcare diagnostics company (“Qunatrx”).  At the time that Dr. Mooney served on Quantrx’s Board, Walter Witoshkin, the Chief Executive Officer of Quantrx, was a member of the Company’s Board and served on the Company’s Compensation Committee.

Certain Relationships and Related Transactions

Series B Redemption Agreements

On January 19, 2010, the Company entered into a letter agreement with Platinum Long Term Growth VII, LLC (“Platinum”), one of the Company’s largest shareholders, regarding the payment to Platinum of $143,750 (the “Redemption Amount”) for the redemption of 14.375 shares of Series B Preferred Stock (“Series B Stock”) in connection with the Company’s November 2009 and December 2009 Common Stock and warrant financings. Platinum waived payment of the Redemption Amount until the Company had a net cash balance in excess of $3,000,000. In consideration for the deferral, the Company agreed that, upon the closing of its next equity offering with gross proceeds of less than $5,000,000, it would use 25% of the gross proceeds to redeem Series B Stock (the “25% Redemption”).

On March 16, 2010, the Company entered into an additional agreement with Platinum pursuant to which Platinum waived both the 25% Redemption and the redemption required by the Certificate of Designation, Rights and Preferences of Series B Preferred Stock (the “Series B Certificate”) with respect to amounts received in the Company’s February 2010 Common Stock and warrant financing (the “February Financing”) through March 16, 2010. Accordingly, a redemption in the amount of approximately $614,000 was waived by Platinum in connection with the February Financing.

On November 10, 2010, the Company entered into a letter agreement with Platinum pursuant to which Platinum waived both the 25% Redemption and the redemption required by the Series B Certificate with respect to amounts received in the Company’s November 2010 financing and any subsequent equity or equity-linked financing conducted by the Company up to an aggregate of $1,000,000 of gross proceeds from all such financings. In consideration for this waiver, Echo agreed to issue to Platinum 125,000 Series-1 Warrants and 125,000 Series-2 Warrants.  Accordingly, a redemption in the amount of approximately $118,000 was waived by Platinum in connection with this financing.

On December 29, 2010, the Company entered into a letter agreement with Platinum pursuant to which Platinum waived both the 25% Redemption and the redemption required by the Series B Certificate with respect to amounts received by the Company under a Subscription Agreement dated as of November 26, 2010.  Accordingly, a redemption in the amount of approximately $607,000 was waived by Platinum in connection with this financing.

On February 4, 2011, the Company entered into a letter agreement with Platinum pursuant to which Platinum waived both the 25% Redemption and the redemption required by the Series B Certificate with respect to amounts received by the Company in connection with its Series D financing.  Accordingly, a redemption in the amount of approximately $877,000 was waived by Platinum in connection with the Series D financing.

November 2010 Common Stock and Warrant Offering

On November 4, 2010 and November 26, 2010, the Company entered into Subscription Agreements (collectively, the “Subscription Agreement”) with certain strategic institutional and accredited investors (the “Investors”) in connection with the Company’s private placement (the “November Financing”) of up to 120 units (each, a “Unit” and together, the “Units”) at a price per Unit of $25,000.  Each Unit consists of (i) 25,000 shares of Common Stock (the “Shares”), (ii) Series-1 warrants to purchase 12,500 shares of Common Stock with an exercise price of $1.50 per share (the “Series-1 Warrants”), and (iii) Series-2 warrants to purchase 12,500 shares of Common Stock with an exercise price of $2.50 per share (the “Series-2 Warrants” and, together with the Series-1 Warrants, the “Warrants”). The Subscription Agreements were substantially the same, although the November 26, 2010 Subscription Agreement permitted the purchase of partial Units.

The Company received proceeds of $2,897,000 in connection with the November Financing.  The Company received payment of a portion of the proceeds in the form of the extinguishment of Promissory Notes issued by the Company on September 28, 2010 in the total amount of $125,000.

Pursuant to the Subscription Agreements, the Company issued an aggregate of 1,448,250 Series-1 Warrants and 1,448,250 Series-2 Warrants to the Investors.  The Warrants are immediately exercisable and have a term of two years. The exercise price is subject to adjustment for stock splits, combinations or similar events.  An exercise under the Warrants may not result in the holder beneficially owning more than 4.99% or 9.99%, as applicable, of all of the Common Stock outstanding at the time; provided, however, that a holder may waive the foregoing provision upon sixty-one (61) days’ advance written notice to the Company.

The Company is not required to register for resale under the Securities Act (i) the Shares issued to the Investors, (ii) the Warrants or (iii) the Common Stock issuable upon the exercise of the Warrants.

In connection with the November Financing, MKM Master Opportunity Fund, L.P., one of the Company’s largest institutional investors, purchased twelve (12) Units for an aggregate purchase price of $300,000.  William Grieco, a current member of the Company’s Board of Directors, purchased six (6) Units for an aggregate purchase price of $150,000.  Mr. Grieco was not a member of the Board at the time of this purchase.

Short-term Financing

On January 5, 2011, the Company entered into a strategic short term financing arrangement with Platinum-Montaur Life Sciences, LLC, one of the Company’s largest institutional investors (“Montaur”). In connection with the strategic financing arrangement, the Company issued to Montaur an 8% Senior Promissory Note (the “Note”) in the principal amount of $1,000,000.  The outstanding principal amount of the Note accreted in value at an annual rate of 8%, compounded monthly, and was due on February 1, 2011.  The Company had the right to repay the principal amount of the Note in cash, in whole or in part, prior to maturity upon two business days’ notice without premium or penalty.  The Note contained standard terms and conditions for this type of agreement.  It was subsequently converted in the Series D financing as described below.

Series D Financing

On February 8, 2011, the Company entered into a Series D Convertible Preferred Stock Purchase Agreement (the “Series D Agreement”) dated as of February 7, 2011 with Montaur and certain other strategic accredited investors (each, a “Series D Investor” and collectively, the “Series D Investors”) in connection with the Company’s private placement (the “Series D Financing”) of Series D Convertible Preferred Stock (“Series D Stock”) at a price per share of $1.00. For every $100,000 face value of Series D Stock purchased in the Series D Financing, the Series D Investor was issued (i) Series 1 warrants to purchase 50,000 shares of Common Stock, with an exercise price of $1.50 per share (the “Series D-1 Warrants”), and (ii) Series 2 warrants to purchase 50,000 shares of Common Stock with an exercise price of $2.50 per share (the “Series D-2 Warrants” and, together with the Series D-1 Warrants, the “Series D Warrants”).

On February 8, 2011, there was a closing in connection with the Series D Agreement and the Company received proceeds of $3,500,000 for the purchase of 3,500,000 shares of Series D Stock (the “Series D Shares”). The Company received payment of a portion of the proceeds in the form of the extinguishment of the Note, which amount included principal and interest accrued through February 8, 2011.

The Company issued an aggregate of 1,753,000 Series D-1 Warrants and 1,753,000 Series D-2 Warrants to the Series D Investors pursuant to the Series D Agreement.  The Series D Warrants are immediately exercisable and expire on February 7, 2013; however, if the Series D Warrants are not exercised in full by February 7, 2013 by virtue of the application of a beneficial ownership blocker (described below), then the term of the Series D Warrants shall be extended for 30 days past the date on which the beneficial ownership blocker is no longer applicable. The exercise price is subject to adjustment for stock splits, business combinations or similar events.  An exercise under the Series D Warrants may not result in the holder beneficially owning more than 4.99% or 9.99%, as applicable, of all of the Common Stock outstanding at the time; provided, however, that a holder may waive the foregoing provision upon 61 days’ advance written notice to the Company.

Pursuant to the Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock (the “Series D Certificate”), the shares of Series D Stock are initially convertible into shares of Common Stock at a price per share equal to $1.00, subject to adjustment for stock splits, business combinations or similar events, and shall have a liquidation preference equal to their stated value.  Each holder who receives Series D Stock may convert it at any time following its issuance. The Series D Stock ranks (i) senior to all outstanding shares of Common Stock and Series C Preferred Stock and (ii) pari passu to all outstanding shares of Series B Stock in respect of, among other things, liquidation preference.  In addition, so long as any shares of the Series D Stock are outstanding, the Company may not take the following actions without the consent of the holders of at least 67% of the outstanding shares of Series D Stock: (i) alter or change the rights, preferences or privileges of the Series D Stock, (ii) increase the authorized number of shares of Series D Stock; (iii)  create or incur any debt in excess of $250,000 (other than trade payables and accrued expenses incurred in the ordinary course of business in an amount not to exceed $2,500,000 and purchase money indebtedness secured only by the equipment so financed) or any class of preferred stock that is senior to the Series D Stock; or (iv) enter into any agreement, commitment, understanding or other arrangement to take any of the foregoing actions.

The Company is not required to register for resale under the Securities Act (i) the Series D Shares issued to the Series D Investors, (ii) the Series D Warrants, (iii) the Common Stock issuable upon conversion of the Series D Shares, or (iv) the Common Stock issuable upon the exercise of the Series D Warrants.

Relationship with Cato BioVentures

Cato BioVentures and its Chief Executive Officer and Principal, Allen Cato, M.D., Ph D., beneficially own 12.02% of the Companys outstanding Common Stock as of April 20, 2011. The Company is a party to a Strategic Master Services Agreement (the “SMSA”) with Cato Research Ltd. (“Cato Research”), a global contract research and development organization and an affiliate of Cato BioVentures.

Pursuant to the Strategic Master Services Agreement, Cato Research provides contract research and development services and regulatory advice (“CRO Services”) to the Company. CRO Services provided by Cato Research under the SMSA are performed pursuant to executed work orders, which include instructions and guidelines for specific services and compensation terms. The SMSA automatically renews for additional one year terms unless either party provides 60 days’ notice prior to the expiration of any one year term in September each year. The SMSA provides an ongoing 25% discount on all CRO Services rendered on a time and materials basis during the term of the agreement.

Policies and Procedures Regarding Related Party Transactions

The Company’s Audit Committee, which is composed entirely of independent directors, reviews all related person transactions on an ongoing basis.  In accordance with the Audit Committee’s charter, it must approve any related person transaction before the Company enters into it.  Any transaction that does not qualify as a related person transaction but may present a potential conflict of interest is governed by the Company’s Code of Business Conduct and Ethics (the “Code”).  The Company’s General Counsel works with senior management to determine whether such transaction or relationship constitutes a conflict of interest that should be brought to the attention of the Company’s Nominating Committee.  The Company’s Nominating Committee considers all requests for waivers from the Company’s Code of Business Conduct and Ethics and ensures that the Company discloses such waivers in accordance with applicable rules and regulations.  The Committee annually reviews the Company’s program for monitoring compliance with the Code and makes recommendations to the Board in the event that it determines that any revisions are needed.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who beneficially own more than ten percent of the Company’s Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission. Based solely on its review of the copies of such forms received or written representations from certain reporting persons, the Company believes that, during fiscal 2010, its officers, directors and ten-percent shareholders complied with all applicable Section 16(a) filing requirements applicable to such individuals.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including exhibits, is available without charge upon request from the Company. Requests for copies of the Annual Report on Form 10-K should be sent to the Secretary of the Company at its offices at 8 Penn Center, 1628 JFK Boulevard, Philadelphia, Pennsylvania 19103.

Other Matters

The Board of Directors does not know of any other matter which may come before the Annual Meeting. If any other matters are properly presented to the Annual Meeting, it is the intention of the person named as proxy in the accompanying proxy card to vote, or otherwise to act, in accordance with their best judgment on such matters.

The Board of Directors hopes that shareholders will attend the Annual Meeting. Whether or not you plan to attend, you are urged to vote your shares in advance in the manner most convenient for you. A prompt response will greatly facilitate arrangements for the Annual Meeting, and your cooperation will be appreciated. Shareholders who attend the Annual Meeting may vote their shares even though they have sent in their proxies.

Proposals of Shareholders for 2012 Annual Meeting

Any proposal that a shareholder of the Company wishes to be considered for inclusion in the Company’s proxy statement and proxy card for the Company’s 2012 Annual Meeting of Shareholders (the “2012 Annual Meeting”) must be submitted to the Secretary of the Company at its offices at 8 Penn Center, 1628 JFK Boulevard, Philadelphia, Pennsylvania 19103, no later than January 13, 2012. In addition, such proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

If a shareholder of the Company wishes to present a proposal before the 2012 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card, such shareholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary of the Company must receive such notice no later than April 17, 2012. If a shareholder fails to provide timely notice of a proposal to be presented at the 2012 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

By Order of the Board of Directors,`

Kimberly A. Burke, Secretary
Philadelphia, Pennsylvania

June 1, 2011